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EXHIBIT 10.24

MERCHANT AGREEMENT

        In consideration of the mutual promises and covenants contained in this Merchant Agreement ("Agreement"), the parties agree as follows:

1. Parties. The parties to this Agreement are ELECTRONIC PAYMENT EXCHANGE, INC., a Delaware Corporation, whose address is One Corporate Commons, Suite 214, 100 W. Commons Boulevard, New Castle, Delaware 19720 ("EPX"), and Certegy Card Services, Inc. a Florida Corporation whose address is 11601 Roosevelt Boulevard, St Petersburg, FL ("Certegy"), First Union National Bank ("Bank") and PAYPAL, INC., a Delaware Corporation, whose address is 1840 Embarcadero Road, Palo Alto, California 94303 (called "Merchant"). Certegy is authorized by Bank to enter into this Agreement on its own behalf and on behalf of Bank.

2. Definitions. For the purposes of this Agreement and the Schedules and Exhibits referred to herein, the following definitions apply unless the context otherwise requires:

(a)
Address Verification  shall mean a service which allows Merchant to verify Cardholder's billing address with Issuer.

(b)
Association  shall mean VISA USA, Inc.

(c)
Authorization  shall mean an affirmative response by or on behalf of an Issuer, to a request to the Authorization Center to effect a Transaction, that a Transaction is within the Cardholder's available credit limit and that the Cardholder has not reported the Card lost or stolen. All Transactions require Authorization.

(d)
Business Day  shall mean any day other than (i) a Saturday or Sunday, or (ii) a day on which national banking institutions are authorized by law or executive order to be closed (and on which Bank is in fact closed).

(e)
Card(s)  shall mean a Visa credit or debit card.

(f)
Card Not Present  shall mean mail order, telephone order, e-commerce (Internet) order, Pre-Authorized Recurring Order Transactions, or other "card not present" sales.

(g)
Card Present  shall mean a Transaction in which the Card is swiped through a terminal, register or other device, capturing the Card information encoded on the magnetic strip.

(h)
Cardholder  shall mean a person authorized to use a Card.

(i)
Chargeback  shall mean a Transaction that Bank/Certegy returns to Merchant pursuant to this Agreement, because it was denied or returned after it was entered into the settlement network for payment.

(j)
Forced Sale  shall mean a sales Transaction processed without an approved electronic authorization number being obtained for the full amount of the sales Transaction at the time the Transaction is processed.

(k)
Issuer  shall mean an Association member that issued a Card to a Cardholder.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(l)
Merchant Statement  shall mean an itemized monthly statement of all charges and credits to the Operating Account.

(m)
Mid-Qualified Transactions  shall mean (i) key-entered retail transactions; (ii) Visa telephone or mail Transactions without Address Verification; or (iv) any Card Transaction designated as such by Certegy.

(n)
Non-Qualified Transactions  shall mean (i) any Transaction submitted for processing more than 48 hours past the time the Authorization occurred; (ii) any Transaction missing required data; or (iii) any Card Transaction designated as such by Certegy.

(o)
Pre-Authorized Recurring Order Transactions  shall mean Transactions which have been pre-authorized by the Cardholder and for which the goods or services are to be delivered or performed in the future by Merchant without having to obtain further approval from the Cardholder each time.

(p)
Qualified Transactions  shall mean (i) retail Transactions in which the Card is swiped; (ii) Visa telephone, Internet, or mail Transactions with Address Verification; or (iii) Transactions that are part of a special registered program approved by the Association.

(q)
Services  shall mean the transaction processing services provided by Bank/Certegy under this Agreement.

(r)
Transaction  shall mean the acceptance by Merchant of a Card or information embossed on the Card for payment for goods sold and/or leased or services provided to Cardholders by Merchant and receipt of payment from Bank or Certegy, whether the Transaction is approved, declined, or processed as a Forced Sale. Transaction also includes credits, errors, returns and adjustments.

3. Merchant agrees to participate in program. Merchant agrees to participate in the credit card processing services program established by Bank, Certegy and EPX.

4. EPX to provide services to Merchant. During the term of this Agreement, subject to the terms and conditions of this Agreement, EPX agrees to provide software and technical documentation in order to allow Merchant to accept and process Visa Transactions. EPX shall provide software and technical support and customer support for all Merchant Transactions, including authorization, settlement, chargeback processing and reporting from 8:00a.m. to 8:00p.m. Eastern Standard Time Monday through Friday. Customer service on all other days and times shall be provided on an "on call" basis as set forth in Exhibits "A" and "B" which are incorporated herein and made part of this agreement. Notwithstanding, the fines set forth in Exhibits "A" and "B" shall not be issued simultaneously and the total fines issued shall not exceed those outlined in Exhibit "A."

5. Bank and Certegy to Provide Services to Merchant. Bank agrees to sponsor Merchant's acceptance of Cards for Transactions. Certegy and EPX agrees to provide Merchant with the Services indicated on Schedule A, as amended from time to time by Certegy, EPX or Bank, during the term of this Agreement, subject to the terms and conditions of this Agreement.

6. Independent Contractor. In the performance of its duties hereunder, each party shall be an independent contractor, not an employee or agent of another party.

7. Compliance with Association Rules. Merchant agrees to comply with the bylaws, rules, regulations, policy statements and guidelines of the Association. EPX agrees to keep Merchant advised of Association rules and regulations as they are applied.

8. Term. This Agreement shall become effective when signed by all parties and, unless sooner terminated in accordance with this Agreement, shall remain in effect for a term of one (1) year. This Agreement shall renew automatically for successive terms of one (1) year each, unless any party provides written notice of termination to the other parties at least sixty (60) days prior to the end of the then current term. All existing obligations, warranties, indemnities and agreements with respect to Transactions entered into before such termination shall remain in full force and effect and Merchant shall remain liable for all obligations to Cardholders, Certegy, EPX and Bank incurred while this Agreement is in effect, and prior to termination, Certegy, EPX and Bank shall remain liable for providing settlement to Merchant for those transactions subject to the exceptions noted in paragraph 10, 11 and 38.

9. Merchant Operating Account. Prior to accepting any Cards, Merchant shall establish a demand deposit account at Bank, or at a financial institution designated by Merchant ("Operating Account"), through which fees, charges and credits due in accordance with this Agreement may be processed. If Merchant fails to remit payment when due, Merchant authorizes Bank or Certegy to debit all amounts Merchant owes Bank, Certegy or EPX hereunder from the Operating Account, whether maintained at Bank or another financial institution, at times deemed appropriate by Bank or Certegy through the ACH Banking Network or by a manual debit of the account. Merchant waives any claims for loss or damage arising out of any charges or debits to the Operating Account against any other financial institution where the Operating Account is maintained.

10. Reserve Account. Upon execution of this Agreement and Bank's or Certegy's written notification requesting a Reserve Account from Merchant, Merchant shall establish a reserve account at Bank ("Reserve Account") for all future indebtedness of Merchant to Bank, Certegy or EPX which may arise out of this Agreement, including, but not limited to, Chargebacks, fees and fines, in such amount as defined below:

Chargeback rate (as a unit based % of credit card sales volume per Association)	Reserve requirement
>1.0%	Total $ amount of chargebacks from prior (30) days
>1.5%	Total $ amount of chargebacks from prior (45) days
>2.0%	Total $ amount of chargebacks from prior (60) days
> 2.5%	Total $ amount of chargebacks from prior (120) days

Additionally, if in the opinion of the Bank or Certegy there is a substantial negative change in the Merchant's business or financial position, or Association fines the Bank, Certegy or Bank may require additional reserve.

11. Funding of Reserve Account. The Reserve Account shall be funded on seven days notice to the Merchant or in the cases of suspected fraud or suspected or known financial loss to Bank or Certegy, the Reserve Account shall be funded immediately. Bank or Certegy may fund the Reserve Account by deduction from payments due Merchant or a charge against Merchant's Operating Account or against any of Merchant's accounts at Bank. The Reserve Account will be maintained for a minimum of six months from the termination date of this Agreement or until such time as Bank or Certegy determines that the release of the funds to Merchant is prudent, in the best interest of Bank and Certegy, commercially reasonable and Merchant's account with Bank and Certegy is fully resolved. Upon expiration of this period, any balance remaining in the Reserve Account will be paid to Merchant. Bank or Certegy will inform Merchant in writing of any charges debited to the Reserve Account during this period.

12. Fees. Merchant shall pay Bank/Certegy and EPX all fees specified on Schedule B, as amended by Bank/Certegy and EPX from time to time when having been given 30 days written notice. Any increases to the fees shall be directly attributed to increases in Association pass-through fees. Bank/

Certegy shall also be obligated to pass through any decreases in Association fees. EPX, Certegy and Bank will not increase the non-Association fees or charges over which it maintains control for a period of one-year from the date of the execution of this agreement.

Merchant agrees that Bank/Certegy will deduct Merchant Discount Fees from the Operating Account or Reserve Account on a daily basis unless a monthly basis is specified in Schedule B. Merchant also agrees to pay Bank/Certegy the amount of any fees, charges or penalties assessed against Bank/Certegy by any Association or Issuer for Merchant's violation of the by-laws, rules, regulations, guidelines, policy statements or threshold requirements of such parties. Merchant shall pay Bank/Certegy for any other services provided to Merchant by Bank/Certegy and for all other fees, including, but not limited to monthly service fees, Chargebacks and set-up fees provided for in this Agreement, as shown in Schedule B

13. Billing. All amounts Merchant owes Bank/Certegy may be charged to the Operating Account as designated, the Reserve Account, recouped by adjustment of any credits due to Merchant or set off against any account or property Bank/Certegy holds for or on behalf of Merchant.

14. Security Interest. Merchant hereby grants Bank, Certegy and EPX a security interest in the funds held in the Operating Account and in the Reserve Account. On request of Bank, Certegy and/or EPX, Merchant will execute one or more documents in satisfactory form to Bank, Certegy and/or EPX and will pay all costs and expenses of filing the same or of filing this Agreement in all public filing offices, where filing is deemed by Bank/Certegy to be desirable, in order to perfect Bank's/Certegy's security interest in the Operating and Reserve Accounts. EPX, Certegy and/or Bank is authorized to file financing statements relating to the Operating Account and the Reserve Account without Merchant's signature where authorized by law.

15. Power of Attorney. Merchant appoints Bank, Certegy and/or EPX as its attorney-in-fact to execute such documents as are necessary or desirable to accomplish perfection of any security interests. The appointment is coupled with an interest and shall be irrevocable as long as Merchant owes any amount to Bank, Certegy or EPX.

16. Software. In processing Transactions, Merchant shall use only software programs, file formats and processing methods that have been approved and certified by EPX's Business Integration staff, such approval is not to be unreasonably withheld or delayed. Use of software programs certified by EPX or approved by EPX and related equipment installed or approved by EPX, will be subject to the following additional terms:

  a.
  Merchant shall provide the information required by the merchant input form provided to Merchant by EPX and shall promptly notify EPX and Bank/Certegy of any changes in this information;

  b.
  If Merchant is using Software, Merchant acknowledges receipt of a copy of the Software User's Guide. Merchant will use and operate the Software only in accordance with the Software Users' Guide, as amended from time to time by Bank/Certegy or EPX;

  c.
  Bank/Certegy will have no liability to Merchant if any installation is delayed or cannot be completed. EPX will not have liability to Merchant if any installation is delayed or cannot be completed for reasons not caused by the act or neglect of EPX;

  d.
  All Software shall be installed and operated in accordance with the instructions provided by EPX.

  e.
  The Merchant's Software and Equipment shall be suitable for processing the Services and will comply with the Association's minimum requirements

  f.
  EPX Systems and Software Components. Merchant acknowledges that its use of the EPX System and Software is in accordance with the terms of the manuals and instructions supplied by EPX and within the terms of the license granted by EPX if such a license is granted. Any Software supplied to Merchant by EPX is owned by EPX. It is licensed to Merchant and not sold. The Software, manuals and accompanying printed materials related to the EPX System, if any, are protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. Merchant is prohibited from copying the Software, manuals or any other accompanying printed materials related to the EPX System. Merchant shall not sell, lease, encumber or otherwise dispose of the Software. Merchant acknowledges that the proper functioning of the Software and EPX System requires computer hardware suitable to operate the Software and System applications. EPX will not have any liability to Merchant if the Software or EPX System fails to operate because of Merchant's inappropriate, inadequate or faulty computer hardware, because of the failure of Merchant, its employees and agents to operate the Software and/or EPX System properly in accordance with the instructions provided by EPX or because of the neglect or misuse of the Software and/or the EPX System by Merchant, its employees or agents. If the Software and/or EPX System fails to operate for any other reason not attributable to Merchant, the liability of EPX shall be limited to the damages as defined in Exhibit A.

17. Data Connection. In the event Merchant requires the installation of a dedicated data connection for electronic transmissions to EPX, Merchant shall make arrangements for such installation and the maintenance thereof with EPX. EPX shall coordinate the installation and maintenance of the dedicated data connection. Merchant shall pay EPX for all reasonable out-of-pocket costs related to the installation and maintenance of the dedicated data connection.

18. Documenting Transactions. Merchant shall submit the following information to Bank/Certegy in connection with Transaction processing:

  (a)
  The DBA name of Merchant, name of Merchant;

  (b)
  Merchant customer service telephone number;

  (c)
  Merchant Internet address;

  (d)
  Merchant Number assigned by Bank/Certegy;

  (e)
  The Card account number, validation date and/or expiration date of the Card, if one appears on the Card;

  (f)
  Name and address of Cardholder; and

  (g)
  Such additional information as may from time to time be required by Bank/Certegy and/or the Association.

Merchant shall not submit a Transaction to Bank/Certegy (electronically or otherwise) until Merchant has performed its obligations to the Cardholder in connection with the Transaction or obtained Cardholder's consent for a Pre-Authorized Recurring Order Transaction. Merchant must not transmit a Transaction to Bank/Certegy that Merchant knows or should have known to be fraudulent or not authorized by the Cardholder. Merchant is responsible for its employees' actions. Merchant may transmit a Transaction which effects a prepayment of services if Merchant advises Cardholder of the immediate billing at the time of the Transaction and within time limits established by the Association.

19. Authorization for Transactions. Merchant shall obtain authorization of Transactions as follows:

  (a)
  Electronically Transmitted Transaction. Merchant shall submit each Card Present Transaction for authorization to Bank's/Certegy's Authorization Center using the Software. Bank's/Certegy's Authorization Center shall authorize or decline a Card Present Transaction transmitted for authorization and shall capture and process for Merchant the information relating to the Card Present Transaction. If a terminal or software application is inoperable at the time of an authorization request, the Transaction may be authorized by using the appropriate dial-up facility. In that case, the Transaction shall be entered as a Forced Sale Transaction, provided the approval number is also entered, and Merchant shall be subject to an additional voice or audio response unit ("ARU") authorization fee as outlined in Schedule B.

  (b)
  The following additional requirements apply to Card Not Present Transactions:

  (1)
  All Card Not Present Transactions are at Merchant's risk. As to each Card Not Present Transaction, Merchant warrants to Bank/Certegy that the person whose name is submitted to Bank/Certegy as Cardholder either made or authorized another to make the purchase. Upon breach of this warranty, Bank/Certegy may charge back the Transaction to Merchant. If Bank/Certegy charges back the Transaction to Merchant, Merchant shall pay Bank/Certegy the amount of the Transaction, any Chargeback fee in Schedule B, plus any Association fine or assessment. Bank/Certegy may charge the Transaction to the Operating Account or Reserve Account without prior notice to Merchant;

  (2)
  All Card Not Present Transactions must be electronically authorized via Software application and, in addition to the information required in Paragraph 18, also shall indicate: an authorization code, if required; customer address and address verification; and in lieu of Cardholder's signature, a notation of (i) mail order (MO), (ii) telephone order (TO), (iii) e-commerce order (EO), or (iv) pre-authorized order (PO) on the signature line;

  (3)
  If Merchant accepts a pre-authorized recurring order, the Cardholder shall execute and deliver to Merchant a written request for this pre-authorization. This written request, which shall include on-line consent (i.e., web), shall be maintained by Merchant and made available upon request to Bank/Certegy. All annual billings must be reaffirmed at least once a year. Merchant shall not deliver goods or perform services covered by a pre-authorization order after receiving notification from the Cardholder that the pre-authorization is canceled or from Bank/Certegy that the Card covering the Pre-authorization is not to be honored; and

  (4)
  Merchant shall verify Cardholder's address from the Association network. For telephone or mail order sales, Merchant shall transmit a ticket/invoice number and shall do an Address Verification to qualify for the Qualified Merchant Discount Rate.

20. Prohibited Transactions. Merchant shall not do any of the following with respect to any Transaction:

  (a)
  Impose a surcharge on a Cardholder who elects to use a Card in lieu of payment by cash, check or other mode of payment;

  (b)
  Charge a Cardholder more than the amount the Cardholder would pay if payment were made by cash or check;

  (c)
  Establish a minimum or maximum dollar Transaction amounts exclusively for those customers choosing to use credit cards as a payment option. EPX further understands that Merchant's normal transaction limits ("TL") are for risk purposes. Merchant represents that its TL and Instant Transfer Policy ("ITP") do not violate the Association Rules or any laws. To the extent Merchant's TL and/or ITP violates either any Association Rule or applicable law, Merchant agrees to indemnify and hold EPX and bank/Certegy harmless and pay EPX, Certegy and Bank any attorneys fees, damages or fines incurred by them resulting from Merchant's incorrect interpretation of the TL's and /or ITP's propriety.

  (d)
  Obtain multiple authorizations for amounts less than the total credit sale amount;

  (e)
  Obtain authorization for purposes of setting aside Cardholder's credit line for use in future sales;

  (f)
  Extend credit for or defer the time of payment of the total cash price in any Transaction;

  (g)
  Honor a Card except in a Transaction where a total cash price is due and payable;

  (h)
  Make any special charge to or extract any special agreement or security from any Cardholder in connection with any Transaction;

  (i)
  Transmit or accept for payment any Transaction which was not originated directly between Merchant and a Cardholder for the sale or lease of goods or the performance of services of the type indicated in Merchant's application for card processing services initially submitted to and approved by Bank/Certegy;

  (j)
  Honor or accept a Card as payment for any legal services or expenses arising out of or related to (1) the defense of any crime other than a traffic violation; (2) any domestic relations matter where such services or expenses are furnished to a person whose name is not embossed on a Card; or (3) any bankruptcy, insolvency, compromise, composition or other process affecting Cardholder's creditors;

  (k)
  Use Merchant's own Card, or one to which Merchant has access, to process a Transaction for the purpose of obtaining credit for Merchant's own benefit;

  (l)
  Redeposit a previously charged Transaction, regardless of whether Cardholder consents;

  (m)
  Initiate a Transaction credit without a balance in the Operating Account equal to the credit, unless Merchant is a participant in an approved Association program.;

  (n)
  Use the Software and any data received thereon for any other purpose except for determining whether or not Merchant should accept checks or Cards in connection with a current sale or lease of goods or services;

  (o)
  Use the Software and data received thereon for credit inquiry purposes or any other purpose not authorized by this Agreement;

  (p)
  Draw or convey any inference concerning a person's credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics or mode of living when any Card or check is processed as non-accepted;

  (q)
  Disclose any information obtained through the Software to any person except for necessary disclosures to affected Cardholders, Bank/Certegy and/or the Issuer;

  (r)
  Add any tax to Transactions unless applicable law expressly requires that Merchant collect a tax. Any tax, if allowed, must be included in the Transaction amount and not collected separately;

  (s)
  Disburse funds in the form of cash advance, travelers cheques, if the sole purpose is to allow the Cardholder to make a cash purchase of goods or services from Merchant;

  (t)
  Disburse funds in the form of cash;

  (u)
  Accept a Card to collect or refinance an existing debt;

  (v)
  Issue a transaction credit for returned goods or services acquired in a cash transaction; or

  (w)
  Make any cash refund to a Cardholder who has made a purchase with a Card. All transaction credits will be issued to the same Card account number as the sale.

21. Prohibition of Furnishing Account Information. Merchant shall not, without the Cardholder's consent, sell, purchase, provide or exchange Card account number information in the form of Transaction documents, mailing lists, tapes, journal rolls or other media obtained by reason of a Card Transaction to any third party.

22. Daily Reconciliation of Transactions.

  (a)
  Electronically Transmitted Transactions. Transactions will be settled on a daily basis. Bank/Certegy shall deliver payment to Merchant by a credit to the Operating Account equal to the reconciled summary Transaction total of all of Merchants' total summary Transactions since the previous credit. This credit will be reduced, if necessary, by (i) the sum of all Cardholder charges denied, refused or charged back, (ii) all refunds processed on account of Cardholders during said time period, (iii) the fees and charges, including Chargebacks, Merchant owes Bank, Certegy and/or EPX hereunder, (iv) all taxes, penalties, charges and other items incurred by Bank/Certegy that are reimbursable pursuant to this Agreement and (v) all rates, fees and charges in Schedule B.

  (b)
  Provisional Credit. Any credits to the Operating Account are provisional only and subject to revocation by Bank/Certegy until such time that the Transaction is final and no longer subject to chargeback by the Issuer, Cardholder or Association. Bank/Certegy may withhold settlement to the Operating Account for a Transaction to Merchant for at least one but not more than three days from the processing date of the Transaction if Bank/Certegy needs time to evaluate Transaction for unusual or fraudulent activity. EPX and Bank/Certegy agree to notify Merchant if settlement is withheld and will cooperate with Merchant to investigate unusual or fraudulent activity.

23. Adjustments and Returns. Merchant will maintain a fair exchange and return policy and make adjustments with respect to goods and services sold and/or leased to its customers whenever appropriate. If goods are returned, or services are terminated or canceled, or any price is adjusted, Merchant will prepare and transmit a credit or return Transaction, either electronically or by paper, for the amount of the adjustment as a deduction from the total amount of Transactions transmitted that day. If the amount of credit or return Transactions exceeds the amount of sales Transactions, Merchant shall pay Bank/Certegy the excess. Merchant shall make no cash refunds on Transactions and shall handle all credit adjustments as provided in this paragraph. If no refund or return will be given, Cardholder must be advised in writing that the sale is a "final sale" and "no returns" are permitted at the time of the Transaction. Cardholder also must be advised in writing of any no-cash refund policy, in store credit only. Merchant shall follow Association reservation/no-show policy. Merchant must notify Cardholders in writing of this policy on all advance reservations. The Cardholder must be notified at the time of the reservation of the exact number of days required for reservation deposit refunds.

24. Chargebacks. The acceptance by Bank/Certegy of any Transaction processed in accordance with the terms of this Agreement shall be without recourse to Merchant, except for (i) Card-Not-Present Transactions, (ii) as otherwise indicated in this Agreement and (iii) as follows:

  (a)
  No specific prior authorization for the Transaction was obtained from the Authorization Center,

  (b)
  The Transaction was forced based on a pre-authorization form and the Card on which the authorization was based has been canceled and Merchant was so notified prior to the Transaction;

  (c)
  The Card giving rise to the Transaction was canceled and prior to, or at the time of, the Transaction, Merchant received notice of the cancellation through the electronic terminal, in writing or otherwise;

  (d)
  The Card expired prior to the date of the Transaction or the date of Transaction was prior to the validation date, if any, indicated on the Card;

  (e)
  The information required in Paragraphs 18 and 19(b) above was not submitted to Bank/Certegy;

  (f)
  Bank/Certegy or Issuer has received a complaint from or on behalf of a Cardholder stating that there is an unresolved dispute or defense to a charge (whether or not valid) between Merchant and Cardholder, provided that Merchant retains the right to challenge (represent) such chargebacks per the Association regulations. Notwithstanding, until EPX or Certegy have notice in writing with documentation from the Associations that said chargeback has been reversed, EPX and Certegy reserve the right to take any actions consistent with the existence of a chargeback.

  (g)
  The Cardholder makes a written complaint to Bank/Certegy or Issuer that the Cardholder did not make or authorize the Transaction;

  (h)
  A setoff or counterclaim of any kind exists in favor of any Cardholder against Merchant that may be asserted in defense of an action to enforce payment against the Cardholder in a Transaction;

  (i)
  The Transaction was made at or by a Merchant other than Merchant named in this Agreement;

  (j)
  The Transaction otherwise violates the terms of this Agreement or any other Association or Issuer bylaw, rule, regulation, policy or guideline;

  (k)
  A Transaction is charged back by an Issuer; or

  (l)
  Any representation or warranty made by Merchant in connection with the Transaction is false or inaccurate in any respect.

In any such case, Bank/Certegy shall not be obligated to accept a Transaction for credit to the Operating Account. If Bank/Certegy has credited the Operating Account or Reserve Account for such a Transaction, Bank/Certegy may return the Transaction to the Merchant, and Merchant shall pay Bank/Certegy the amount of the Transaction. Merchant agrees that Bank/Certegy, without prior notice to Merchant, may (i) charge the amount of the Transaction to the Operating Account or Reserve Account; (ii) recoup the amount of the Transaction by adjustment of the credits due to Merchant; or (iii) set off the amount of the Transaction against any account or property Bank/Certegy holds for or on behalf of Merchant. If Merchant disagrees with a Chargeback Transaction, Merchant must so notify Bank/Certegy and EPX in writing within five (5) days of the Chargeback, and provide documentation that the dispute has been resolved to Cardholder's satisfaction, or proof that a credit has been issued and proof from the association that the Chargeback has been reversed. If Bank/Certegy or EPX takes legal action against Merchant for any Chargebacks or any amounts due Bank/Certegy and/or EPX hereunder and the Merchant stipulates or is found liable to Bank/Certegy and/or EPX Merchant shall pay all costs and attorneys fees incurred by Bank/Certegy and/or EPX.

25. Unique Transaction Identification. EPX shall retain with each transaction through its lifecycle a unique transaction identifier provided by PayPal in a field of the authorization and settlement records. This ID will be provided back to PayPal in all Chargeback records and in all transaction-level reports designated by PayPal

26. Merchant Statement. On a daily basis, Bank/Certegy shall provide data to EPX to enable EPX to provide Merchant a Merchant Statement in written or electronic format. All information appearing on the Merchant Statement shall be deemed accurate and affirmed by Merchant unless Merchant objects by written notice specifying the particular item in dispute within 30 days of receipt of the Merchant Statement

27. Retention of Original Sales Information. Merchant shall retain the information required by Paragraphs 18 and 19(a) for three years from the date of the Transaction. At the request of Bank/Certegy, Merchant shall provide such information to Bank/Certegy or EPX, as directed by Bank/Certegy, within five (5) days of receipt of a written or electronic request from Bank/Certegy. Failure to meet such time frame or non-delivery of any item or delivery of an illegible copy of an item requested by an Issuer shall constitute a waiver by Merchant of any claims and may result in an irrevocable Chargeback for the full amount of the Transaction. Electronic records of such information shall suffice.

28. Recovery of Cards. In the Card Present Transaction, Merchant will use its best efforts to reasonably and peaceably recover and retain any Card for which Merchant receives notification of cancellation, restrictions, theft or counterfeiting. This notice may be given (i) electronically through the terminal or Software; (ii) by Bank's/Certegy's Authorization Center by any means; or (iii) by listing on any canceled Card or restricted Card list. Merchant shall also take reasonable steps to recover a Card which it has reasonable grounds to believe is counterfeit, fraudulent or stolen

29. Customer Complaints. Merchant shall respond promptly to inquiries from Cardholders and shall make reasonable efforts to resolve any disputes amicably. If unresolved disputes occur with a frequency unacceptable to standards as noted in the Association Rules and Regulations, Bank/Certegy may terminate this Agreement. Merchant agrees to maintain the following information in writing with respect to each claim or defense asserted by a Cardholder for which Merchant has received notice

  (a)
  The Cardholder's name;

  (b)
  The Card account number;

  (c)
  The date and time the Cardholder asserted the claim or defense;

  (d)
  The nature of the claim or defense; and

  (e)
  The action, which Merchant took in an attempt to resolve the dispute.

Upon request by EPX and/or Bank/Certegy, Merchant shall furnish this information in writing within 3 days.

30. Confidentiality. Merchant shall treat all information received in connection with this Agreement as confidential. Merchant shall prevent the disclosure of this information except for necessary disclosures to affected Cardholders, to Bank/Certegy, to EPX, to Issuers, and to financial and legal advisors.

31. Associations' and Issuers' Requirements. Merchant shall comply with all bylaws; rules, regulations, policies and guidelines of the Association and any Issuer whose Cards are used to process Transactions in accordance with this Agreement. Merchant will display prominently on its website Card emblems. Subject to the prior written consent of Bank/Certegy and upon such conditions as authorized by Bank/Certegy, Merchant may use Card service marks or design marks in its own advertisement and promotional materials.

32. Compliance with Applicable Law. Merchant represents and warrants that it has obtained all necessary regulatory approvals, certificates and licenses to provide any services it intends to offer and that it is in compliance with the Telephone Disclosure and Dispute Resolution Act and the regulations of the Federal Trade Commission and the Federal Communications Commission. Merchant shall comply with all present and future federal, state and local laws and regulations pertaining to Transactions, including, without limitation, the Federal Fair Credit Reporting Act, the Federal

Truth-in-Lending Act, the Electronic Fund Transfer Act and the Federal Equal Credit Opportunity Act, as amended.

33. Taxes. Each party hereto shall report its income and pay its own taxes to any applicable jurisdiction. If Bank/Certegy or EPX are required to pay any taxes, interest, fine or penalties owed by Merchant, said amount shall become immediately due and payable by Merchant to Bank/Certegy or EPX. If excise, sale or use taxes are imposed on the Transactions, Merchant shall be responsible for the collection and payment thereof. Bank/Certegy or EPX shall be entitled to recover any of said taxes paid by it on behalf of Merchant from Merchant immediately after payment.

34. Limitation of Liability. Neither Bank, Certegy nor EPX shall be liable to Merchant or Merchant's customers or any other person for any of the following:

  (a)
  Any loss or liability resulting from the denial of credit to any person or Merchant's retention of any Card or any attempt to do so;

  (b)
  Any loss cause by either a Transaction downgrade resulting from defective or faulty hardware and/or software to the extent said software is owned by Merchant or a Transaction downgrade resulting from defective or faulty hardware and/or software owned by EPX for which EPX is liable under paragraph 16 of this agreement;

  (c)
  The unavailability of Services caused by the termination of contracts with computer hardware vendors, processors or installers, if terminated by Merchant; or

NEITHER BANK, CERTEGY NOR EPX SHALL BE LIABLE FOR ANY PUNITIVE, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES TO MERCHANT OR TO ANY THIRD PARTY IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE SERVICES TO BE PERFORMED BY BANK, CERTEGY OR EPX PURSUANT TO THIS AGREEMENT.

MERCHANT ACKNOWLEDGES THAT BANK/CERTEGY HAS PROVIDED NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE, WITH RESPECT TO ANY SOFTWARE INSTALLED OR PROVIDED BY EPX AND THAT BANK/CERTEGY HAS NO LIABILITY WITH RESPECT TO ANY SOFTWARE. BANK/CERTEGY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES IT PROVIDES HEREUNDER. SHOULD THERE BE ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS RESULTING FROM BANK'S, CERTEGY'S OR EPX'S PERFORMANCE OR FAILURE TO PERFORM OF ANY KIND, BANK'S, CERTEGY'S AND EPX'S LIABILITY SHALL BE LIMITED TO CORRECTING SUCH ERRORS IF COMMERCIALLY REASONABLE OR SUPPLYING SUCH OMISSIONS IN THE WORK PRODUCT IN WHICH THEY HAVE OCCURRED.

35. Limitation on Damages. In no case shall Merchant be entitled to recover damages from EPX, Certegy or Bank, which exceed the lesser of (a) the fees retained by Bank, Certegy and EPX pursuant to this Agreement during the six-month period immediately prior to the event giving rise to the claim for damages, or (b) those damages defined in paragraph 12 of Exhibit A attached herein

36. Indemnification. Merchant agrees to indemnify and hold Bank, Certegy and EPX harmless from any and all losses, claims, damages, liabilities and expenses, including attorneys' fees and costs (whether or not an attorney is an employee of Bank or Bank's affiliates, Certegy or Certegy's affiliates or EPX or affiliates of EPX) arising out of any of the following:

  (a)
  Merchant's failure to comply with this Agreement;

  (b)
  Any act or omission of Merchant;

  (c)
  Merchant's failure to comply with the Software Users' Guide;

  (d)
  Merchant's failure to comply with any bylaw, rule, regulation, guideline or policy of any Association or Issuer;

  (e)
  Merchant's failure to comply with any applicable law, rule or regulation;

  (f)
  Any dispute concerning the quality, condition or delivery of any service;

  (g)
  The fraud or dishonesty of Merchant or Merchant's employees, licensees, successors, agents and/or assigns;

  (h)
  Merchant's selection of an Internet service provider or other telecommunication services provider;

  (i)
  The theft of or damage or destruction to any Software; or

  (j)
  Card-Not-Present Transactions, unauthorized Transactions and prohibited Transactions.

37. Credit Investigation and Bank/Certegy Auditing. Merchant will provide Bank/Certegy with quarterly financial statements within 45 days after the end of each fiscal quarter and annual audited financial statements within 90 days after the end of the Merchant's fiscal year end. Bank/Certegy may audit Merchant's compliance with the terms of this Agreement. After being given reasonable notice, Merchant shall provide all information reasonably requested by Bank/Certegy to complete Bank/Certegy's audit. Merchant authorizes parties contacted by Bank/Certegy to release the credit information requested by Bank/Certegy and Merchant agrees to provide Bank/Certegy a separate authorization for release of credit information if requested. Merchant shall deliver to Bank/Certegy such information as Bank/Certegy may reasonably request from time to time, including without limitation, financial statements and information pertaining to Merchant's financial condition. Such information shall be true, complete and accurate.

38. Termination of Agreement by Bank, Certegy or EPX. Bank, Certegy or EPX may terminate this Agreement upon 30 days' notice to Merchant under any of the below listed circumstances. Any such notice of termination by Bank/Certegy is effective upon receipt.

  (a)
  In the opinion of Bank/Certegy, there is a substantial negative change in the Merchant's business or financial position.

  (b)
  Chargebacks exceed the Association guidelines, or appear to be the result of fraudulent Transactions as defined by the Association. EPX will provide Merchant with information defining the Association guidelines which, at present, do not require termination for negligible violations that do not exceed two (2) months

  (c)
  Material breach of this Agreement by Merchant;

  (d)
  Merchant fails to provide financial statements suitable to Bank/Certegy on request, provided that those statements are same as those provided to Merchant's board of directors and investors; or

EPX and/or Bank/Certegy may terminate this agreement immediately, without notice in the following circumstances:

  (a)
  Any act of fraud or dishonesty is committed by Merchant, its employees and/or agents or EPX or Bank/Certegy believes in good faith that Merchant, its employees and/or agents have committed, are committing or are planning to commit any acts of fraud or misrepresentation in connection with transaction processing;

  (b)
  Any representation or warranty made by Merchant in this Agreement or the Application for Services hereunder that is not true and correct, in a material respect; or

  (c)
  Merchant fails to maintain sufficient funds in the Operating Account to cover the amounts due to Bank/Certegy hereunder

  (d)
  Merchant files a petition under any bankruptcy or insolvency law;

Bank/Certegy may selectively terminate one or more of Merchant's approved locations without terminating this entire Agreement. In the event of termination, all obligations of Merchant incurred or existing under this Agreement prior to termination shall survive the termination. Merchant's obligations with respect to any Transaction shall be deemed incurred and existing on the transaction date of the Card Transaction.

Bank/Certegy is not obligated to provide replacement services if EPX does not or cannot perform.

39. Termination of Agreement by Merchant. Merchant may terminate this Agreement upon at least 30 days' prior written notice to the other parties if Bank/Certegy amends Schedule B pursuant to Paragraph 42 to increase the rates, fees or charges Merchant pays hereunder, except for fees or rates that result from a pass through from an Association.

40. Setoff. In addition to any other legal or equitable remedy available to it in accordance with this Agreement or by law, Bank/Certegy and/or EPX may set off any amounts due to Bank/Certegy and/or EPX under this Agreement against any property of Merchant in the possession or control of Bank/Certegy or EPX.

41. Exclusivity. Merchant shall submit at least50% of its Card Transactions made during the term hereof through EPX to Bank/Certegy for processing unless EPX or Bank/Certegy cannot or will not support this level of Merchant's processing activity. In the event that Merchant submits less than 50% of its Card Transactions through EPX to Certegy/Bank, Merchant agrees to pay a fixed amount to cover EPX's upfront development costs, in addition to a penalty fee. The fee will decline by one twelfth (1/12) following each month of the term. The amount will begin at one million dollars ($1,000,000) and amortize each month of the term (e.g. month 1= $1,000,000, month 7= $500,000, month 12= $83,333)

42. Amendments to this Agreement. From time to time Bank/Certegy may amend this Agreement as follows:

  (a)
  Amendment to Cards and/or Services. EPX and Bank/Certegy may add Cards or Services listed in Schedule A  by notifying Merchant in writing of any amendment. EPX and Bank/Certegy may not voluntarily delete Cards without Merchant's explicit consent unless there is a material change in the relationship between the Card Associations and EPX or the Bank/Certegy. All provisions of this Agreement shall apply to Cards or Services added to this Agreement. Bank/Certegy shall notify Merchant of the fees to be charged for processing the additional Cards and Services. Acceptance by Merchant of a new approved Card as payment for a Transaction or use of a new Service after Bank/Certegy has sent Merchant notice of an amendment shall constitute Merchant's agreement to the amendment and the fees or charges related to these additions.

  (b)
  Amendment to Fees and Charges. From time to time, Bank/Certegy may change all rates, fees and charges set forth in Schedule B  subject to the limitations noted in paragraph 11. Bank/Certegy will provide written notice to Merchant of all amendments. Bank/Certegy may change the rates, fees and charges upon 30 days' notice if Merchant's sales volume or average Transaction amount does not meet Merchant's projections contained in Merchant's application for card processing services initially submitted to and approved by Bank/Certegy for more than 2 consecutive months. If notice is required, Bank/Certegy will give written notice on the Merchant Statement. All new rates, fees and charges will become effective for the month immediately following the month in which the notice appeared on the Merchant Statement unless Merchant terminates this Agreement in accordance with Paragraph 39.

43. Assignment. This Agreement may not be assigned by Merchant without the prior written consent of Bank/Certegy. Bank/Certegy and/or EPX may assign this Agreement without limitation to another bank qualified by the Association or Service Provider. Assignment of this Agreement by Bank/Certegy and/or EPX shall relieve the assigning party (Bank/Certegy and/or EPX)of any further obligations under this Agreement.

44. Financial Accommodations. Bank/Certegy, EPX and Merchant intend this Agreement to be construed as a contract to extend financial accommodations for the benefit of Merchant.

45. Waiver. To the extent that Merchant becomes a debtor under any chapter of title 11 of the United States Code and such event does not result in the termination of this Agreement, Merchant hereby unconditionally and absolutely waives any right or ability that Merchant may otherwise have had to oppose, defend against or otherwise challenge any motion filed by Bank or Certegy for relief from the automatic stay of 11 U.S.C. § 362(a) to enforce any of Bank's or Certegy's rights or claims under this Agreement.

46. Cooperation. In their dealings with one another, each party agrees to act reasonably and in good faith and to fully cooperate with each other in order to facilitate and accomplish the matters contemplated hereby.

47. Entire Agreement. This Agreement, together with the Schedules attached hereto, supersedes any other agreement, whether written or oral, that may have been made or entered into by any party (or by any officer or officers of any party) relating to the matters covered herein and constitutes the entire agreement of the parties hereto.

48. Severability. If any provisions of this Agreement shall be held, or deemed to be, or shall, in fact, be, inoperative or unenforceable as applied in any particular situation, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Agreement or any part hereof.

49. Notices. Except for notices provided by Bank/Certegy to Merchant on the Merchant Statement, all notices, requests, demands or other instruments which may or are required to be given by any party hereunder shall be in writing and each shall be deemed to have been properly given when (i) served personally on an officer of the party to whom such notice is to be given, (ii) upon expiration of a period of three (3) Business Days from and after the date of mailing thereof when mailed postage prepaid by registered or certified mail, requesting return receipt, or (iii) upon delivery by a nationally recognized overnight delivery service, addressed as follows:

If to CERTEGY/BANK:
11601 Roosevelt Boulevard, TA 78St. Petersburg,
FL 33716-2202

If to EPX:
Electronic Payment Exchange, Inc.
One Corporate Common, Suite 214
100 W. Commons Boulevard
New Castle, Delaware 19720

If to MERCHANT:

PayPal, Inc.
1840 Embarcadero Road
Palo Alto, California 94303

Any party may change the address to which subsequent notices are to be sent by notice to the others given as aforesaid.

50. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without regard to internal principles of conflict of laws and federal law. The parties agree to the submission of any disputes or claims under this Agreement to the appropriate courts in Florida and waive any claims that the appropriate Courts in Florida lack personal jurisdiction over the parties.

51. Captions. Captions in this Agreement are for convenience of reference only and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

52. No Waiver. Any delay, waiver or omission by Bank/Certegy to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver of any subsequent breach or default of the same or any other terms, provisions or covenants on the part of the other party. All remedies afforded by this Agreement for a breach hereof shall be cumulative.

53. Force Majeure. The parties shall be excused from performing any of their respective obligations under this Agreement which are prevented or delayed by any occurrence not within their respective control including but not limited to strikes or other labor matters, destruction of or damage to any building, natural disasters, accidents, riots or any regulation, rule, law, ordinance or order of any federal, state or local government authority. Force majeure includes the other party's failure to perform it obligations under this agreement in a timely manner due to conditions that affect the Internet throughout the United States. In the even a force majeure (other than Client's failure to perform) interferes with EPX Performance of the service, (i) EPX will immediately take commercially reasonable steps to mitigate the force majeure as quickly as commercially reasonable to do so, and (ii) if the force majeure continues for the thirty (30) or more days, client at its sole option may immediately terminate this agreement

        By signing below, the parties agree to the terms of this Agreement. If Merchant is a corporation, its proper corporate officers sign. This Agreement may be signed in one or more counterparts and all signed agreements shall be considered as one.

Agreed to and accepted on: November 14, 2001.

CERTEGY CARD SERVICES, INC.: On its own behalf and on behalf of BANK		MERCHANT: Paypal, Inc.

By:		By:
	/s/ Thomas McMahon Thomas McMahon Vice President Merchant Services		/s/ Todd Pearson Todd Pearson Senior Vice President, Financial Services

ELECTRONIC PAYMENT EXCHANGE, INC.
By:
/s/ Ray Moyer Ray Moyer President

SCHEDULE A
CARDS, SERVICES AND EQUIPMENT/SOFTWARE

1.
Cards available to Merchant

        Bank/Certegy and EPX currently provides Card transaction processing services for Visa.

2.
Services available to Merchant

        As of the date of this Agreement, Merchant has requested and Bank has approved Merchant's useof the following services:

            / /                        Authorization services for Visa,

            / /                        Card Transaction processing services for Visa

            / /                        Cardholder Address Verification

            / /                        CVV2 verification for Visa,

            / /                        Chargeback reporting and services for Visa

    SCHEDULE B
    RATES, FEES AND CHARGES

1.
Merchant Discount Rates. Merchant shall be charged for all Visa fees, assessments and the following discount rates:

Interchange-per transactions, by card type VISA U.S.A	Percentage	Dollar Amount
CPS/Retail Check Card Signature-Based	[*]	[*]
CPS/Retail Credit	[*]	[*]
CPS/Retail 2	[*]	[*]
CPS Card Not Present	[*]	[*]
CPS/Retail Key-Entry	[*]	[*]
CPS / Hotel and Car Rental	[*]	[*]
Consumer Card Electronic EIRF	[*]	[*]
Consumer Card Standard	[*]	[*]
Signature Card T&E Electronic	[*]	[*]
Signature Card T&E Standard	[*]	[*]
Commercial Card Electronic	[*]	[*]
Commercial Card Standard	[*]	[*]
Assessments	Percentage	Dollar Amount
Visa	[*]	[*]

  These fees, assessments and discount rates are subject to change as dictated by the Association and the merchant is responsible for any additional fee, assessments, discount rates or fine at the time the Association implements any change. Discount rates (not including fees and assessments) are assessed on the net amount of daily settlements.

2.
Merchant Transaction Fees. Merchant shall be charged the following Transaction Fees in addition those fees charged by the Association:

    Authorization Fees. Merchant will be charged the following per Item Fees:

    Each Visa Authorization Request:    [*]

    Settlement Fees: Merchant will be charged the following per Item Fee:

    Each Visa Settlement Transaction:    [*]

    Chargeback Fee: Merchant will be charged the following per Item Fee:

    Each Visa Chargeback:                                             [*] per item

    Each unanswered Retrieval Request    [*] per item

    (As defined in Exhibit B)

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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  EXHIBIT 10.24
MERCHANT AGREEMENT